Exhibit 99.1
The Howard Hughes Corporation Secures $250 Million Flexible Loan to Advance the
Master Redevelopment Plan for Ward Centers in Honolulu
DALLAS, Texas, October 4, 2011—The Howard Hughes Corporation (NYSE: HHC) today announced the completion of a $250 million loan to support the redevelopment and master plan for Ward Centers in Honolulu, Hawaii. The loan initially funded $212 million to refinance three existing mortgage loans and for closing costs. The remaining $38 million undrawn amount will provide additional capital for the initial redevelopment of Ward. The loan has a five-year term and bears interest at one-month LIBOR+2.50%. At closing Howard Hughes swapped $143 million of the loan to a 3.80% fixed rate. Based on current rates, the blended interest rate is 3.45% and represents approximately $3.6 million of annual interest savings over the refinanced loans. The loan also provides for partial prepayment in order to remove collateral from its borrowing base for redevelopment. The lead lender is Wells Fargo supported by a syndicate of banks including CIBC, First Hawaiian Bank, Bank of Hawaii, American Savings Bank and Central Pacific Bank. The loan was arranged by Randy Fleisher of Quadrant Realty Finance.
“This financing is an important first step as we launch the redevelopment and, ultimately deliver our master plan to unlock the value of Ward Centers. We are pleased to have partnered with lenders who understand the long-term potential of this unique asset,” stated David R. Weinreb, CEO of The Howard Hughes Corporation.
Ward Centers is comprised of approximately 60 acres of fee simple land situated along Ala Moana Beach Park. It is within one mile of Waikiki and downtown Honolulu. Ward Centers currently is a 550,000 square foot shopping district containing six specialty centers and over 135 unique shops, a variety of restaurants and an entertainment center, which includes a 16-screen movie theater. In January 2009, the Hawaii Community Development Authority approved a 15-year master plan, which entitles a mixed-use development encompassing up to 9.3 million square feet, including up to 7.6 million square feet of residential (4,300 units), five million square feet of retail and four million square feet of office, commercial and other uses.
“We appreciate the banks’ endorsement of our team and their confidence in the opportunity to redevelop Ward Centers into a world class real estate asset,” said Grant Herlitz, President of The

Howard Hughes Corporation.
“Ward Centers is a quality institutional asset and the lenders are pleased to be able to provide financing and to foster our relationship with The Howard Hughes Corporation,” added Kent Howard, Senior Vice President, Wells Fargo & Co.
ABOUT THE HOWARD HUGHES CORPORATION
The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the country. Created from a selected subset of 34 assets previously held by General Growth Properties, the company’s properties include master planned communities, operating properties, development opportunities and other unique assets spanning 18 states from New York to Hawaii.
Master Planned Communities
The Howard Hughes Corporation owns, develops, and sells property in four master planned communities that include over 14,000 acres of marketable land. Howard Hughes’ MPC portfolio includes The Woodlands and Bridgeland in Houston, Columbia, in Maryland, and Summerlin in Las Vegas.
The Woodlands is one of the most successful large-scale master planned communities (MPCs) in the U.S., comprising over 28,000 acres with over 92,000 residents and 1,700 employers. The Woodlands currently has approximately 960 acres of unsold land for residential development and approximately 935 acres of undeveloped land for commercial use. The Woodlands also has full or partial ownership interests in commercial properties totaling approximately 605,121 square feet of office space, 71,232 square feet of retail, 865 rental apartment units, and also owns and operates a 440 room conference center facility and a 36-hole country club.
Bridgeland, approximately 30 miles southwest of The Woodlands, encompasses more than 11,400 acres, with a plan including a carefully designed network of trails totaling over 60 miles that will provide pedestrian connectivity to distinct residential villages. The community will feature over 3000 acres of unique waterways, lakes, trails, parks and open space, as well as an expansive town center with room for employment, retail, educational and entertainment facilities.

The Maryland Communities of Columbia, Emerson and Fairwood combined account for more than 16,000 acres. Columbia is embarking on a new phase in its growth with the launch of a 30-year master plan development of downtown Columbia. Columbia Town Center has an approved master plan to create up to 13 million square feet of mixed-use development. The plan includes up to 5,500 residential units, approximately one million square feet of retail, five million square feet of commercial office space and 640 hotel rooms.
Summerlin spans the western rim of the Las Vegas Valley and is located about 7.5 miles from the Strip; the 22,500-acre community offers the best of suburban living with all the amenities and accessibility to world-class dining, shopping and entertainment. Home to nearly 100,000 residents Summerlin is comprised of hundreds of neighborhoods and dozens of villages—all connected by a 150-mile-long trail system and nearly 150 parks. The Shops at Summerlin Center is a retail project with the potential to be developed with retail, office, hotel and multi-family residential.
Operating Assets
The Howard Hughes Corporation’s operating assets are primarily retail properties including Ward Centers (Honolulu, Hawaii), South Street Seaport (Manhattan, N.Y.), Landmark Mall (Alexandria, Va.), Park West (Peoria, Ariz.), Rio West Mall (Gallup, N.M.), Riverwalk Marketplace (New Orleans, La.) and Cottonwood Square (Salt Lake City, Utah).
Strategic Development Opportunities
The Howard Hughes Corporation owns an unparalleled pipeline of near, mid and long-term real estate development opportunities with over 21,000,000 square feet of potential future development, including the rights to develop a residential condominium tower over a parking structure at Ala Moana Center, one of the most visited and profitable shopping centers in the world. Ideally located between downtown Honolulu and the world-famous Waikiki Beach, Ala Moana hosts more than 42 million visitors each year. The parking structure is designed to accommodate the construction of a condominium tower and is located adjacent to Nordstrom.
For more information on the company, visit www.howardhughes.com or contact Kay Weinmann via e-mail at kay.weinmann@howardhughes.com or by telephone at (214) 741-7744.

Safe Harbor Statement
Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s expectations, estimates, assumptions and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, among other things, The Howard Hughes Corporation’s ability to successfully redevelop and operate Ward Centers as well as the risk factors set forth in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Reports on Form 10-Q. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.